UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2010

COLONIAL BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	0-51385	90-0183739
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
Identification No.)		of Incorporation)

2745 S. Delsea Drive, Vineland, New Jersey		08360
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:	(856) 205-0058

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of Colonial Bankshares, Inc. (the “Company”) was held on June 25, 2010.

(b)
There were 4,440,246 shares of common stock of the Company eligible to be voted at the Annual Meeting and 4,083,241 shares represented in person or by proxy at the annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.	The approval of the Plan of Conversion and Reorganization:

For	Withheld	Broker Non- Votes
3,528,941	198,432	355,868

2.	The election of directors of the Company, to serve for three year terms or until their successors are elected and qualified:

	For	Withheld	Broker Non- Votes
Edward J. Geletka	3,668,501	58,872	355,868

Hugh J. McCaffrey	3,673,479	53,894	355,868

Paul J. Ritter, III	3,673,479	53,894	355,868

3.	The ratification of the appointment of ParenteBeard LLC as the independent registered public accounting firm for the year ending December 31, 2010:

For	Withheld	Broker Non- Votes
4,078,021	5,220	-

4.	The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Plan of Conversion and Reorganization:

For	Withheld	Broker Non- Votes
3,863,214	220,027	-

5A.
The approval of a provision in Colonial Financial Service, Inc.’s Articles of Incorporation requiring a super-majority vote to approve certain amendments to Colonial Financial Services, Inc.’s Articles of Incorporation:

For	Withheld	Broker Non- Votes
3,523,204	560,037	-

5B.
The approval of a provision in Colonial Financial Service, Inc.’s Articles of Incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Colonial Financial Services, Inc.’s Bylaws:

For	Withheld	Broker Non- Votes
3,520,256	562,985	-

5C.
The approval of a provision in Colonial Financial Services, Inc.’s Articles of Incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Colonial Financial Services, Inc.’s outstanding voting stock.
*Note* such other business as may come before the meeting:

For	Withheld	Broker Non- Votes
3,523,149	560,092	-

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLONIAL BANKSHARES, INC.

DATE: June 29, 2010	By:	/s/ L. Joseph Stella, III
L. Joseph Stella, III
Executive Vice President and Chief Financial Officer